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                                                                  Exhibit 10.31


                           COMMERCIAL LEASE AGREEMENT
                              WITH OPTION TO RENEW
                           AND RIGHT OF FIRST REFUSAL

         THIS COMMERCIAL LEASE AGREEMENT WITH OPTION TO RENEW AND RIGHT OF FIRST REFUSAL (the "Lease") is entered into on the 2nd day of June, 1999, and is effective July 1, 1999, by and between BREWER INVESTMENTS II, LC, a limited liability company organized under and by virtue of the laws of the State of Arkansas, (hereinafter referred to as "Lessor"), and STAFFMARK, INC., a Delaware corporation, (hereinafter referred to as "Lessee"), wherein the following mutual covenants and understandings are made and entered into upon the following terms and conditions:

                              W-I-T-N-E-S-S-E-T-H

                                  SECTION ONE
                                SUBJECT OF LEASE

         Lessor hereby lets and leases unto Lessee, and Lessee accepts from Lessor, subject to the terms and conditions contained herein, the property and improvements located at 234 and 302 East Millsap, along with the adjacent parking lot, Fayetteville, Washington County, Arkansas, said property being more specifically described in the attached Exhibit "A" which is incorporated herein by reference (hereinafter referred to as the "Premises"); provided, however, that the execution of this Lease by and between Lessor and Lessee with respect to the property at 302 East Millsap, Fayetteville, Arkansas, will immediately terminate that certain lease dated January 15, 1996, by and between Lessor and Lessee (the "Prior Lease") without any further obligation or liability by either party with respect to the Prior Lease.

                                  SECTION TWO
                                      TERM

         The Premises are hereby leased to Lessee for an initial period of ten
(10) years, commencing at 12:01 a.m. on the 1st day of July, 1999, and ending at 12:01 a.m. on the 30th day of, June 2009, (hereinafter referred to as the "Lease Term").

                                 SECTION THREE
                                 RENTAL AMOUNT

         The monthly rental payment for the Lease Term shall be payable as set forth below in advance on the 1st day of each month, with the first payment being due on or before the date of the signing of this Lease, with the first month's rent being prorated as of the date the Lease is signed. The Lessee agrees to pay to Lessor as monthly rental the following amounts for the following portions of the Lease Term:



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                  1.       Year 1: July 1, 1999 through June 31, 2000 the sum
                  of $48,791.00 per month;

                  2. Years 2 - 5: July 1, 2000 through June 30, 2004 the sum of $58,938.00 per month ($13.58/sq. ft.); and

                  3. Years 6 - 10: July 1, 2004 through June 30, 2009 the sum of $65,078.00 per month ($15.00/sq. ft.) 10 year average = $14.06/sq. ft.

                                  SECTION FOUR
                                     LIENS

         Lessee shall not encumber the Premises or any buildings thereon and shall keep the Premises free and clear of any and all mechanic's, laborer's, materialmen's, and other liens arising out of or in connection with any work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Lessee, any alteration, improvement, or repairs or additions which Lessee may make or permit or cause to be made, or any work or construction, by, for, or permitted by Lessee on or about the Premises, or any obligations of any kind incurred by Lessee, and at all times promptly and fully to pay and discharge any and all claims on which any such lien may or could be based, and to indemnify Lessor and all of the Premises against all such liens and claims of liens and suits or other proceedings pertaining thereto.

                                  SECTION FIVE
                            ASSIGNMENT AND SUBLEASE

         Lessee shall not assign any rights, duties or privileges under this Lease, nor allow any other person to occupy or use the Premises (other than invitees of Lessee who are present at the same time the Lessee are present) without the prior written consent of Lessor, which consent shall not be unreasonably withheld. A consent to one assignment, sublease, occupation or use by any other person or entity shall not be a consent to any subsequent assignment, sublease, occupation or use by any other person or entity, nor will such consent release the Lessee from any of Lessee's obligations hereunder. Any assignment or subletting without the prior written consent of Lessor shall be void, and shall, at the option of the Lessor, terminate this Lease. Further, Lessor shall have any and all remedies for such breach as specified in Section Seventeen, Breach or Default. The terms of this Section shall also apply to unpermitted assignments as specified in Section 29 Lessee Further Assignment Restriction.

                                  SECTION SIX
                    WARRANTIES OF TITLE AND QUIET POSSESSION

         Lessor covenants that it has the right to make this Lease, and that Lessee shall have the quiet and peaceable possession of the Premises during the Lease Term.



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                                 SECTION SEVEN
                         WASTE AND NUISANCE PROHIBITED

         During the Lease Term and any renewals or extensions, Lessee shall comply with all laws applicable to Lessee's operation of business on the Premises, the breach of which might result in any penalty on Lessor or forfeiture of Lessor's title to the Premises. Lessee shall not commit, or suffer to be committed, any waste on the Premises or any nuisance.

                                 SECTION EIGHT
                            LESSOR'S RIGHTS OF ENTRY

         Lessee shall permit Lessor or Lessor's agents to enter into and upon the Premises at all reasonable times during normal business hours, upon prior reasonable notice, for the purpose of inspecting the same; provided, however, that Lessor shall not interfere with the privacy rights or treatment of any of Lessee's patrons while in the Premises, or otherwise disrupt Lessee's business operations.

                                  SECTION NINE
                              UTILITIES AND COSTS

         Lessee shall fully and promptly pay all water, electricity, gas, telephone service, and other public utilities furnished to the Premises throughout the Lease Term, including any renewals or extensions, hereof. In addition, Lessee shall pay for any and all costs and expenses of every kind associated with the operation of Lessee's business on the Premises.

                                  SECTION TEN
                                 TRADE FIXTURES

         All trade fixtures installed by Lessee or acquired by Lessee independently of this Lease shall remain the Lessee's property and may be removed by Lessee at the expiration or termination of this Lease; provided, however, that Lessee shall restore the Premises and repair any damage thereto caused by such removal.

                                 SECTION ELEVEN
                  LESSEE'S MAINTENANCE AND REPAIR OF PREMISES

         Lessee has inspected the Premises, and acknowledges by signing hereinafter that the Premises are now in a tenantable condition. Lessee, at Lessee's expense, shall keep the Premises in good order, condition and repair, ordinary wear and tear excepted, and shall promptly make all repairs and replacements of every kind and nature, to the Premises, including, without limitation, repairs to the building walls or roof and normal maintenance on the heating and air conditioning and plumbing. In the event that Lessee fails to promptly and properly make all repairs and replacements to the Premises, of every kind and nature, as required herein Lessor may do so, at Lessor's sole option, in which event the cost of said repairs and replacements paid by Lessor shall become immediately due and payable by Lessee to Lessor, with such amounts bearing interest at the maximum lawful rate.

         Lessee shall take good care in the use of the Premises and Lessee shall not alter, repair, modify, or construct additions or improvements or change the Premises without the prior written consent of Lessor;



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provided, however, that Lessor's written consent will not be unreasonably withheld. Lessee, at Lessee's expense, may make any additions, modifications, and repairs which are needed to comply with any licensing requirements, health and safety regulations, or other requirements or regulations associated with Lessee's use and occupancy of the Premises. Any alterations, improvements and changes the Lessee may desire or need shall be done at the expense of Lessee and shall become the property of Lessor and remain on the Premises.

         Lessee shall, at the termination of this Lease, surrender the Premises to Lessor in as good condition and repair as reasonable and proper use thereof will permit, ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion, or other unavoidable cause or Acts of God excepted. Lessor shall not be responsible for any additions, replacements or repairs except those which Lessor may specifically assume in writing.

                                 SECTION TWELVE
                                     SIGNS

         No sign, picture, advertisement, or notice, except existing signs and those displayed on the glass of the doors or windows, shall be displayed on any part of the outside of said building or on or about the Premises hereby demised without the prior written consent of the Lessor, (which consent shall not be unreasonably withheld) or without compliance, with all applicable laws, ordinances and regulations of the appropriate governmental authority. The Lessor may only remove the same without notice to the Lessee and at Lessee's expense if Lessor did not provide its prior written consent to sign, picture, advertisement or notice in question, or if Lessee failed to comply with all applicable laws, ordinances and regulations of the appropriate governmental authority. Upon termination of this Lease, Lessee will remove any sign, advertisement or notice painted on or affixed to the Premises, and return the place it occupied to the condition which existed as of the date this Lease takes effect.

                                SECTION THIRTEEN
                                     TAXES

         Lessee shall pay all ad valorem real property taxes and assessments due to improvement districts or governmental bodies which may be levied, assessed or charged against the Premises. Should Lessee fail to timely pay all taxes and assessments due hereunder, Lessor may do so at Lessor's sole option, in which event the amount of said taxes or assessments, along with all interest, penalties and related costs (including attorney's fees) paid by Lessor shall become immediately due and payable by Lessee to Lessor, bearing interest at the maximum lawful rate. Lessee shall also be responsible for assessing and paying the personal property taxes on any personal property of Lessee located on or about the Premises and for all license, privilege and occupation taxes levied, assessed or charged against the Lessee on account of the operation of the business on the Premises. Lessee shall provide written evidence of payment of said taxes to Lessor as soon as practicable following payment, but in no event later than thirty (30) days from said payment.



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                                SECTION FOURTEEN
                                   INSURANCE

         Lessee shall, at Lessee's expense, at all times during the Lease Term and any renewals or extensions hereof, maintain in force a policy or policies of insurance, written by one or more responsible insurance carriers acceptable to Lessor, which will insure Lessor and Lessee against liability for injury to or death of persons or loss or damage to property occurring in or about the Premises. The limits of liability coverage under such insurance shall not be less than $2,000,000.00 per person, $4,000,000.00 per occurrence, and $4,000,000.00 coverage for property damage, with Lessor named insured in such policies.

         In addition, Lessee shall, at Lessee's expense, at all times during the Lease Term and any renewals or extensions hereof, keep insured all buildings and improvements on the Premises against all losses or damage by fire and other casualty, in such amounts (no less than replacement value) and under such form of policies as shall be acceptable to, or requested by, the Lessor, with Lessor and Lessee named as insured parties, and with standard Mortgagee coverage in favor of all persons who may hold mortgages on the Premises. A certificate of such insurance shall be delivered to Lessor within twenty (20) business days following execution of this Lease. Lessee shall not do or permit to be done anything which will make uninsurable the Premises or any part thereof.

         Lessee, during the Lease Term and any renewals or extensions hereof, shall be responsible for insuring the contents of the Premises, including, without limitation, all of Lessee's personal property located on the Premises.

         Lessee shall provide Lessor with written proof of all of the above described insurance coverage at all times, and inform Lessor of any lapse, deficiency or cancellation, or any notices thereof immediately. Should Lessee fail to keep in effect and pay such insurance as it is, in this Section, required to be maintained, Lessor may do so, at Lessor's sole option, in which event the insurance premiums paid by Lessor shall become immediately due and payable by Lessee to Lessor, with such amounts bearing interest at the maximum lawful rate.

                                SECTION FIFTEEN
                           INDEMNIFICATION OF LESSOR

         Notwithstanding the existence of any insurance provided for in this Lease, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, damages, causes of action, expenses, costs, and liabilities of any nature which are asserted against Lessor arising out of any breach of this Lease by Lessee, Lessee's agents, employees, customers, visitors or licensees, as a result of Lessee's use or occupancy of the Premises, or as a result of the negligence or willful misconduct of Lessee, Lessee's agents, employees, customers, visitors or licensees; provided, however, that Lessee shall not be responsible for damages, costs, claims, causes of action and liabilities of any nature arising out of the negligence or willful misconduct of the Lessor, Lessor's agents, employees and/or visitors.

                                SECTION SIXTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

         During the Lease Term and any renewals or extensions hereof, if the improvements on the Premises, or any part thereof, be rendered unfit for occupancy for the purposes for which they are hereby let, from any cause covered by Lessee's casualty insurance, to an extent repairable within one hundred and



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eighty (180) days from the date of such damage subject to compliance with the laws and regulations of applicable governmental authorities, the Lessor will repair the Premises for the use of the Lessee using said insurance proceeds, and the Lease shall continue in full force and effect, except that, as the sole and exclusive remedy of the Lessee, there shall be a proportionate abatement in the monthly rental payable by the Lessee during the time the Premises are untenantable or in part untenantable. Any proportionate reduction shall be based on the extent to which the making of repairs shall interfere with the business carried on by Lessee on the Premises; provided, however, that if the repairs cannot be made within the time frame stated above, or if the cost of replacing or repairing the improvements so damaged upon the Premises equals or exceeds fifty percent (50%) of the property damage insurance coverage maintained by Lessee thereon, Lessor may, at its option, terminate this Lease and in such event, Lessee shall be entitled to a proportionate rebate of the monthly rental based upon number of days remaining for the month in which the monthly rental has been paid, and thereafter Lessee shall have no further liability or obligation to Lessor under this Lease, except those arising prior to such termination. Otherwise, the Lessor will repair the Premises for the use of the Lessee using said insurance proceeds as stated herein, and the Lease shall continue in full force and effect, except that, as the sole and exclusive remedy of the Lessee, there shall be a proportionate abatement in the rent payable by the Lessee during the time the Premises are untenantable or in part untenantable. Lessor shall in no way be liable or responsible for any damage to any property of the Lessee in or about the Premises by reason of flood, water, fire, windstorm or other casualty or act of nature.

                               SECTION SEVENTEEN
                               BREACH OR DEFAULT

A. Events of Default. Lessee shall have breached this Lease and shall be considered in default hereunder if, during the Lease Term or any extension or renewal thereof: (a) the Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or makes an assignment for the benefit of creditors which is not released within thirty (30) days; (b) involuntary proceedings are instituted against the Lessee under any bankruptcy act, and such proceedings are not dismissed within thirty (30) days of the filing thereof; (c) Lessee abandons or vacates said Premises before the end of the term of this Lease; (d) Lessee suffers the rent to be more than ten (10) days in arrears with such failure to pay continuing for a period of twenty (20) days; or (e) Lessee fails to perform or comply with any of the material covenants, terms, provisions or conditions of this Lease and such failure continues for a period of ten (10) days following written notice from the Lessor to Lessee of such failure to materially perform or comply.

B. Remedies in Event of Default. In the event of a default under this Lease which is continuing and has not been cured in accordance with the prior paragraph of this Section 17 Breach or Default by Lessee, and subject to the provisions of subsection C. Grace Period for Unpermitted Assignment Pursuant to
Section 29 below, Lessor shall have the option to declare all remaining monthly rental payments due hereunder for the balance of the then current Lease Term or Renewal Term to be immediately due and payable without further notice or demand, and the same shall thereafter bear interest at the maximum rate allowed by law until paid. In addition to the foregoing, but again subject to subsection C. Grace Period for Unpermitted Assignment Pursuant to Section 29, the Lessor may pursue any and all other remedies available to Lessor at law or in equity, including without limitation, either or both of the following actions:

(a) Lessor may terminate this Lease and the use of the Premises by Lessee, and Lessor shall have the right to enter upon and take possession of the Premises, with or without notice to



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         Lessee, and to evict and expel Lessee and any or all of Lessee's property, without legal process and without thereby being guilty of any manner of trespass either at law or in equity; and in such event, any or all property left in and about the Premises shall be considered abandoned and Lessor may remove and dispose of any and all such property as Lessor sees fit without any recourse by Lessee, pursuant to the provisions of Arkansas law. Lessee shall be responsible for all costs of moving, storing and disposing of said property; or

(b) Lessor may enter said Premises as the agent of Lessee, without notice or legal process and without being liable for any manner of trespass, and relet the Premises, as the agent of Lessee, with or without Lessee's property or fixtures that may be therein, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to any costs or expenses incurred by Lessor as a result of Lessee's default under the Lease, including but not limited to leasing and brokerage fees, attorneys' fees, and construction expenses relating to reletting the Premises. If the full amount due hereunder shall not be realized by Lessor over and above the expenses to Lessor in such reletting, the said Lessee shall pay any deficiency upon Lessor's written demand, and in no event shall Lessee be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above any and all amounts due hereunder from Lessee to Lessor.

         Lessee understands and consents that if a default under Section 17 Breach or Default has occurred, is continuing and/or has not been cured, that pursuant to Arkansas law, all property placed on the Premises by Lessee is hereby subjected to a lien in favor of Lessor for the payment of all sums agreed to be paid by Lessee under this Lease which lien, if any, will be subject to prior liens, if any, on such property of Lessee by creditors of Lessee. In any of the foregoing circumstances, including but not limited to Lessor's remedy of acceleration of remaining monthly rental payments, Lessor shall have the duty to mitigate any and all damages in favor of Lessee. It is expressly agreed that in addition to the remedies specified herein in the event of a default, Lessee shall also be liable for and shall pay to Lessor, in addition to any sum provided to be paid hereunder, upon written demand, any and all other sums incurred by Lessor in connection with such default or reletting the Premises, including without limitation: reasonable attorney's fees; broker's fees incurred by Lessor in connection with reletting the whole or any part of the Premises; the costs of removing and storing Lessee's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition reasonably acceptable to a new tenant or tenants, and all other reasonable out of pocket expenses incurred by Lessor in enforcing Lessor's remedies.

C. Grace Period for Unpermitted Assignment Pursuant to Section 29. In the event that the default is the result of an assignment under Section 29 Lessee Further Assignment Restriction, for which Lessor has not provided its consent, Lessor shall elect to accelerate all remaining monthly payments as specified above, and Lessor agrees not to exercise any other remedies available to Lessor for a period of one hundred and eighty (180) days following the date of such default (the "Grace Period"), and during such time Lessee shall be entitled to remain in possession of the Premises, so long as Lessee continues to make monthly rental payments on a timely basis to Lessor in accordance with this Lease during the Grace Period, as if no unpermitted assignment had occurred. In order to cure such a default, on or before the last day of the Grace Period Lessee shall:



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(a)      pay the accelerated aggregate rental amount of the then remaining current Least Term or Renewal Term, as applicable, and in such event the default shall have been cured and Lessee shall be entitled to remain in possession of the Premises without any further rental or related obligation being owed to Lessor through and until the expiration of the then current Lease Term or Renewal Term, as applicable; or

(b) satisfy Lessor to Lessor's reasonable satisfaction that the default is cured other than with respect to payment of the accelerated aggregate rental amount, and in such event the default shall have been cured, with Lessee continuing to be responsible for all of its obligations under this Lease, including the monthly payment of rent through the expiration of the Lease Term or the Renewal Term, as applicable.

         If upon the expiration of the Grace Period Lessee has failed to pay the accelerated aggregate rental amount or is not able to otherwise cure the default relating to the unpermitted assignment to Lessor's reasonable satisfaction, then Lessor shall be free to elect any and all remedies against Lessee as provided in this Section 17 Breach or Default.






                                SECTION EIGHTEEN
                                 EMINENT DOMAIN

         If the Premises be subjected to any eminent domain proceedings, the Lease shall terminate if all of the Premises are taken or if the portion taken is so extensive that the residue is wholly inadequate for Lessee to carry on Lessee's business and neither party shall have any further obligations or liabilities to the other, except those arising prior to termination. If the taking be partial, then Lessee's rental shall be reduced in the proportion which the value of the property taken bears to the whole value of the Premises originally leased. In such condemnation proceedings Lessee may claim compensation for the taking of any removable installations which by the terms of this Lease Lessee would be permitted to remove at the expiration of this Lease, but Lessee shall be entitled to no additional award, it being agreed that all damages allocable to full fee simple ownership of the entire Premises shall in any event be payable to Lessor.

                                SECTION NINETEEN
                                 PARTIES BOUND

         The covenants and conditions contained herein shall, subject to the provisions as to assignment, transfer and subletting, apply to and bind the successors and assigns of the parties hereto.



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                                 SECTION TWENTY
                                    NOTICES

         Any notices provided for herein will be deemed to have been given when deposited by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

         To Lessor:                 Brewer Investments II, LC
                                    Attn:  Jerry Brewer
                                    2683 Joyce Blvd.
                                    Fayetteville, AR  72703

         To Lessee:                 Staffmark, Inc.
                                    Attn:  Gordon Allison
                                    302 E. Milsap
                                    Fayetteville, AR  72703

                               SECTION TWENTY-ONE
                          SUBORDINATION AND ATTORNMENT

         The Lessee hereby subordinates this Lease to any mortgage, deed of trust or encumbrance which the Lessor may have placed, or may hereafter place, on the Premises or any part thereof. Lessor agrees that Lessee may file a Memorandum of Lease in the form attached hereto as Exhibit ___. Lessee agrees to execute, on demand, any instrument which may be deemed reasonably necessary to render such mortgage, deed of trust, or encumbrance, whenever made, superior and prior to this Lease. In the event that Lessee refuses or fails to do so, Lessor is hereby appointed Lessee's attorney-in-fact to execute such instrument in the name of Lessee and as the act and deed of Lessee, and this authority is hereby declared to be coupled with an interest and irrevocable by Lessee during the Lease Term and any extension or renewal thereof. Further, Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage made by Lessor covering any part of the Premises, attorn to the purchaser upon any such foreclosure or any other sale and recognize such purchaser as Lessor under this Lease.

                               SECTION TWENTY-TWO
                                     MERGER

         This Lease Agreement with Option to Renew and Right of First Refusal contains the entire agreement between the parties and supersedes any prior or contemporaneous oral or written agreements which supplement or contradict the terms and provisions set forth herein.

                              SECTION TWENTY-THREE
                                ATTORNEY'S FEES

         If any legal action shall be brought to recover any rent or enforce any right under the terms of this Lease or for a default hereunder, the prevailing party shall be entitled to recover from the other party any reasonable costs of collection and attorneys' fees incurred as a consequence of enforcing the provisions of the Lease, the amount of which shall be fixed by the Court and shall be made a part of the judgment or decree rendered.



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                              SECTION TWENTY-FOUR
                              PROVISIONS SEPARABLE

         In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Lease and this Lease shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                              SECTION TWENTY-FIVE
                          CONSENT OR WAIVER OF BREACH

         The consent of either party to any act or the waiver by either party of a breach of any provision of this Lease shall not operate or be construed as a consent or waiver of any subsequent act or breach by the other party. Further, the receipt by Lessor of any rental payment due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Lessor or Lessee unless such waiver is in writing signed by Lessor or Lessee, as the case may be.

                               SECTION TWENTY-SIX
                             ENVIRONMENTAL MATTERS

         Lessee hereby covenants that it will not manufacture at or install in the Premises any hazardous or toxic materials subject to regulation by State or Federal law or regulations during the Lease Term. Lessee shall indemnify and hold Lessor harmless from any and all claims, losses, damages, penalties, fines, expenses (including reasonable attorney's fees) and liabilities whatsoever arising out of or relating to the presence, handling, treatment, removal, cleanup or incident of any such hazardous or toxic materials by Lessee.

                              SECTION TWENTY-SEVEN
                          CONDUCT OF BUSINESS AND USES

         The Premises are leased to Lessee for the purpose of carrying on the business of human resources, temporary staffing, training and consulting business, uses related thereto and corporate headquarters for a publicly held company and related matters. Lessee covenants unto Lessor that the Premises will be used for those purposes, and those related to them, and no other, except with the prior written consent of Lessor. Lessee covenants and agrees that Lessee will not do or permit to be done anything in, upon, or about the Premises that increases the hazard of fire beyond that which exists by reason of use and occupancy of the Premises for the purposes mentioned. Further, Lessee will not do or permit to be done anything within Lessee's control which would make the Premises or the improvements thereon uninsurable in whole or in part.

                              SECTION TWENTY-EIGHT
                                 MISCELLANEOUS

         A. Time shall be of the essence with respect to every term and condition of this Lease.



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         B. In the event that any rental payment to be made under the terms of this Lease is not paid on or before the tenth (10) day of each month, Lessee agrees to pay a late charge equal to five percent (5%) of said past due rental payment.

         C. This Lease may be amended or modified only by an instrument in writing duly executed by all parties hereto or their successors.

         D. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one instrument.

E. All trash and refuse deposited outside the building on the Premises must be placed in sufficient receptacles to be furnished by Lessee and approved by the appropriate governmental officials or bodies for the City of Fayetteville, Arkansas.



                              SECTION TWENTY-NINE
                     LESSEE FURTHER ASSIGNMENT RESTRICTION

         In the event that Lessee is a corporation, partnership, limited liability company or other form of business entity, and during the Lease Term, or any renewal or extension thereof, any of the following changes shall occur, this shall constitute an assignment of this Lease, which requires the prior written consent of Lessor pursuant to Section Five, Assignment and Sublease (which as stated in Section 5 shall not be unreasonably withheld by Lessor):

         A. a merger, consolidation, or recapitalization occurs where the Lessee is not the surviving business entity;

         B. (i) a stock purchase, tender offer, exchange offer, merger or open market purchases of Lessee's common stock by an individual, entity or related group occur during a consecutive 180 day period; and (ii) pursuant to the applicable transaction in (i) upon its consummation, a change in ownership or voting control of the Lessee occurs with respect to a majority of Lessee's outstanding voting common shares;

         C. a sale of substantially all of the assets of Lessee and its subsidiaries taken as a whole; or

         D. there shall occur any change whereby an individual, partnership, limited liability company, corporation or other entity or related group acquires the ownership of, or the power to vote, a majority of the outstanding voting common shares of stock of the Lessee.

         Provided, however, that the acquisition of all of the outstanding shares of stock of the Lessee by any corporation, limited partnership or limited liability company a class of whose common stock or interests, as applicable, is/are registered under the Securities Exchange Act of 1934, as amended, shall not be deemed an assignment of this Lease pursuant to Section 5 Assignment and Sublease, if and only if the acquiring entity becomes a party to this Lease or becomes an unconditional guarantor of this Lease.

                                 SECTION THIRTY
                                 RENEWAL TERMS

         If the Lessee shall have materially performed every agreement and covenant on Lessee's part to have been kept and performed under covenants, terms and conditions of this Lease, and any amendments thereto, and is not in breach or default of this Lease at the time of exercise and at the time of renewal, including all renewals or extensions hereof, then upon the expiration of the Lease Term, or the then current Renewal Term, Lessee shall have the option to renew this Lease in the Premises for two (2) additional terms of five
(5) years as the parties shall agree, with each renewal period being referred to herein as the "Renewal Term," subject to the following provisions:

         A. Notice of the exercise of the option to renew must be given in writing to Lessor, pursuant to the notice provisions of this Lease, not later than six (6) months prior to the end of the original Lease Term, or the then current Renewal Term agreed to by the parties, as applicable.

         B. Should the Lessee exercise the options to renew granted herein, this Lease shall be extended on the same terms and conditions as set forth herein, during each Renewal Term, with the exception of the monthly rental payments as set forth below.

         C. The amount of the monthly rental payment for each Renewal Term shall be the lessor of: (1) 1/2 of the Previous Year CPI increase times the monthly lease payment over the last monthly lease payment of the initial Lease Term; or (2) the fair market value of rentals of similar and comparable properties in the Fayetteville/Springdale Area as detained in a written report by an appraiser unaffiliated with either Lessor or Lessee.

         D. The right of first refusal described in Section Thirty-One of this Lease shall be renewed and extended during the Renewal Terms.

                               SECTION THIRTY-ONE
                             RIGHT OF FIRST REFUSAL

         If the Lessee shall have materially performed every agreement and covenant on Lessee's part to have been kept and performed under the terms and conditions of this Lease and is not in breach or default of this Lease at the time of exercise, Lessee shall be granted a right of first refusal on the following terms and conditions, to purchase the Premises:

         A. The Lessee's right of first refusal to purchase the Premises shall exist during the initial Lease Term as described in Section Two of this Lease and any Renewal Term specified in Section Thirty of this Lease.

         B. In the event that the Lessor shall receive a bona fide offer from a third party to purchase the Premises or if the Lessor shall decide to sell the Premises, Lessor shall give Lessee a written offer to sell the Premises to the Lessee, setting forth the price and the terms of sale, as set forth in the offer received by Lessor from the potential third party purchaser of the Premises, or the Lessor's offer to sell the Premises.

         C. In either event, Lessor shall send the written offer to Lessee at the address required under Section Twenty for notices by Certified Mail, requiring Lessee to accept the offer in writing and to sign a suitable contract to purchase the Premises within the period of thirty
         (30) business days after the mailing of the notice.

         D. The failure of Lessee to accept the offer to purchase or sign a contract within the period provided herein shall nullify and void this right of first refusal to Lessee, and Lessor shall be at liberty to sell the Premises to any other person, firm, corporation or other entity, at the price and on the terms offered to Lessee.

                               SECTION THIRTY-TWO
                                 APPLICABLE LAW

         This Lease shall be construed in accordance with and governed by the laws of the State of Arkansas applicable to agreements made and to be performed wholly within such jurisdiction with regard to the conflicts of laws provisions thereof. The Courts of the State of Arkansas for Washington County, and the Federal Courts for the Western District of Arkansas shall have jurisdiction over any and all disputes which arise between the parties under this Agreement, whether in law or in equity, and each of the parties shall submit and hereby consents to such Court's exercise of jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Commercial Lease Agreement with Option to Renew and Right of First Refusal on this 2nd day of June, 1999.


LESSOR:                                    BREWER INVESTMENTS II, LC ,
                                           AN ARKANSAS LIMITED LIABILITY COMPANY



                                        BY: /S/ JERRY T. BREWER
                                            -------------------
                                        JERRY T. BREWER, MANAGER


LESSEE:                                     STAFFMARK, INC.,
                                            A DELAWARE CORPORATION



                                        BY: /S/ TERRY BELLORA
                                            -----------------
                                            TERRY BELLORA
                                            CHIEF FINANCIAL OFFICER

-------------------------------------------------------------------------------

                                 ACKNOWLEDGMENT

STATE OF ARKANSAS          )
                           ) ss.
COUNTY OF WASHINGTON       )

         On this date, before the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named JERRY T. BREWER to me personally known, who stated that he was the Manger of BREWER INVESTMENTS II, LC an Arkansas Limited Liability Company, and was duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of said company, and further stated and acknowledged that he had so signed, executed and delivered said instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 2nd day of June, 1999.

My Commission Expires:           /s/ Kathy McNeeley
                                 ------------------
                                 Notary Public
7-24-07




                            CORPORATE ACKNOWLEDGMENT

STATE OF ARKANSAS          )
                           ) ss.
COUNTY OF WASHINGTON       )

         On this date, before the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named TERRY BELLORA to me personally known, who stated that he was the Chief Financial Officer of STAFFMARK, INC., a Delaware Corporation, and was duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of said company, and further stated and acknowledged that he had so signed, executed and delivered said instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 2nd day of June, 1999.

My Commission Expires:           /s/Kathy McNeeley
                                 -----------------
                                 Notary Public
7-24-07


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